Exhibit 99

SILICON LABS ANNOUNCES SECOND QUARTER 2013 RESULTS

— Record Revenue in Timing and Broadcast Video Product Lines —

AUSTIN, Texas — July 25, 2013 — Silicon Labs (NASDAQ: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported results for its second quarter ended June 29, 2013. Overall revenue in the second quarter was $141.5 million, an increase of 4.3 percent compared with the same period a year ago and down 2.6 percent sequentially.

Financial Highlights

On a GAAP basis, gross margins were 62.7 percent, a sequential improvement resulting from a shift in the product mix favoring timing devices. GAAP R&D investment was stable on a sequential basis and increased year over year to $37.4 million. GAAP SG&A expenses increased both sequentially and year over year to $32.4 million. Resulting GAAP operating income as a percentage of revenue decreased sequentially and increased year over year to 13.4 percent. GAAP diluted earnings per share were $0.29, down 37 percent sequentially due primarily to acquisition-related items and income taxes and also down 38 percent year over year.

The non-GAAP results exclude the impact of stock compensation and certain other items as set forth in the reconciliation table below. Non-GAAP gross margins increased sequentially to 62.9 percent. On a non-GAAP basis, R&D increased slightly to $33.6 million, and SG&A decreased to $27.3 million. Non-GAAP operating income in the quarter was 19.9 percent. Non-GAAP diluted earnings per share in the quarter were $0.50, down slightly compared with the second quarter of 2012.

Business Highlights

On July 1, the company closed its acquisition of Energy Micro, a leader in energy-friendly ARM® Cortex™-M based microcontrollers (MCUs) and radios. Adding to Silicon Labs’ already strong MCU, radio and software solutions, this strategic acquisition accelerates growth opportunities and positions the company as the foremost innovator in embedded solutions for the growing Internet of Things and green energy markets.

In the Broad-based business, revenue and gross margin results were particularly strong from timing devices. The recently introduced Si50x CMEMS® oscillator product family, featuring the industry’s first single-die MEMS oscillator solution and designed to replace crystal oscillators in high-volume applications, is expected to begin generating significant revenue in 2014.

Although revenue from Broadcast products overall was slightly down sequentially, the company achieved record revenue in video products during the second quarter, marking the fourth consecutive quarter of video revenue growth.

“During the quarter, we achieved two important milestones—the strategic acquisition of Energy Micro and the groundbreaking introduction of our new CMEMS technology platform and oscillator product line,” said Tyson Tuttle, CEO of Silicon Labs. “We believe these accomplishments will help drive Silicon Labs’ growth in our Broad-based products, which represent our fastest growing and largest market opportunity.”

The company expects revenue for the third quarter to be in the range of $144 to $149 million.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available simultaneously on Silicon Labs’ website under Investor Relations (www.silabs.com). A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or 1 (404) 537-3406 (international) and by entering 39717385. The replay will be available through Aug. 25.

About Silicon Labs

Silicon Labs is an industry leader in the innovation of high-performance, analog-intensive, mixed-signal ICs. Developed by a world-class engineering team with unsurpassed expertise in mixed-signal design, Silicon Labs’ diverse portfolio of patented semiconductor solutions offers customers significant advantages in performance, size and power consumption. For more information about Silicon Labs, please visit www.silabs.com.

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Deborah Stapleton, +1 650.470.4200, Deborah.Stapleton@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

 (In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Revenues	$141,543	$135,670	$286,918	$261,372
Cost of revenues	52,770	52,868	110,773	103,474
Gross margin	88,773	82,802	176,145	157,898
Operating expenses:
Research and development	37,387	34,245	74,969	67,175
Selling, general and administrative	32,357	32,178	61,510	57,580
Operating expenses	69,744	66,423	136,479	124,755
Operating income	19,029	16,379	39,666	33,143
Other income (expense):
Interest income	152	363	487	860
Interest expense	(831)	(32)	(1,673)	(65)
Other income (expense), net	114	1,079	62	968
Income before income taxes	18,464	17,789	38,542	34,906
Provision (benefit) for income taxes	5,852	(2,720)	5,896	77
Net income	$12,612	$20,509	$32,646	$34,829

Earnings per share:
Basic	$0.30	$0.48	$0.77	$0.82
Diluted	$0.29	$0.47	$0.76	$0.80

Weighted-average common shares outstanding:
Basic	42,552	42,655	42,370	42,556
Diluted	43,269	43,423	43,191	43,637

 Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended June 29, 2013
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Termination Costs	Acquisition Related Items	Non- GAAP Measure	Non- GAAP Percent of Revenue
Revenues	$141,543

Gross margin	88,773	62.7%	$263	$—	$—	$89,036	62.9%

Research and development	37,387	26.4%	3,483	315	—	33,589	23.7%

Selling, general and administrative	32,357	22.9%	3,678	480	920	27,279	19.3%

Operating income	19,029	13.4%	7,424	795	920	28,168	19.9%

	Three Months Ended June 29, 2013
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Termination Costs	Acquisition Related Items	Non- GAAP Measure
Net income	$12,612	$7,254	$715	$920	$21,501

Diluted shares outstanding	43,269	—	—	—	43,269

Diluted earnings per share	$0.29				$0.50

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	June 29, 2013	December 29, 2012
Assets
Current assets:
Cash and cash equivalents	$193,468	$105,426
Short-term investments	151,423	176,565
Accounts receivable, net of allowances for doubtful accounts of $720 at June 29, 2013 and $670 at December 29, 2012	68,635	78,023
Inventories	50,659	49,579
Deferred income taxes	16,387	16,652
Prepaid expenses and other current assets	46,356	41,437
Total current assets	526,928	467,682
Long-term investments	10,197	11,369
Property and equipment, net	135,006	135,271
Goodwill	130,265	130,265
Other intangible assets, net	85,115	90,750
Other assets, net	25,510	36,629
Total assets	$913,021	$871,966

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,952	$29,622
Current portion of long-term debt	5,000	5,000
Accrued expenses	36,012	40,410
Deferred income on shipments to distributors	30,552	30,259
Income taxes	926	1,087
Total current liabilities	98,442	106,378
Long-term debt	91,250	95,000
Other non-current liabilities	17,978	20,615
Total liabilities	207,670	221,993
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 42,668 and 41,879 shares issued and outstanding at June 29, 2013 and December 29, 2012, respectively	4	4
Additional paid-in capital	32,837	10,122
Retained earnings	673,439	640,793
Accumulated other comprehensive loss	(929)	(946)
Total stockholders’ equity	705,351	649,973
Total liabilities and stockholders’ equity	$913,021	$871,966

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 29, 2013	June 30, 2012
Operating Activities
Net income	$32,646	$34,829
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	6,634	6,749
Amortization of other intangible assets and other assets	5,635	4,559
Stock-based compensation expense	13,684	15,865
Income tax benefit (detriment) from employee stock-based awards	(489)	2,627
Excess income tax benefit from employee stock-based awards	(243)	(2,450)
Deferred income taxes	9,277	1,625
Changes in operating assets and liabilities:
Accounts receivable	9,388	(17,315)
Inventories	(1,028)	(1,299)
Prepaid expenses and other assets	5,023	4,806
Accounts payable	(2,271)	8,766
Accrued expenses	(6,013)	(5,203)
Deferred income on shipments to distributors	293	1,372
Income taxes	(6,439)	(13,672)
Net cash provided by operating activities	66,097	41,259

Investing Activities
Purchases of available-for-sale investments	(121,994)	(105,169)
Proceeds from sales and maturities of available-for-sale investments	146,870	186,514
Purchases of property and equipment	(6,498)	(5,095)
Purchases of other assets	(2,438)	(7,919)
Net cash provided by investing activities	15,940	68,331

Financing Activities
Proceeds from issuance of common stock, net of shares withheld for taxes	9,512	2,922
Excess income tax benefit from employee stock-based awards	243	2,450
Repurchases of common stock	—	(36,173)
Payments on debt	(3,750)	—
Net cash provided by (used) in financing activities	6,005	(30,801)

Increase in cash and cash equivalents	88,042	78,789
Cash and cash equivalents at beginning of period	105,426	94,964
Cash and cash equivalents at end of period	$193,468	$173,753

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